UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2018
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2018, Axon Enterprise, Inc. (the "Company" or "Axon"), entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A. The Credit Agreement increases the Company's unsecured revolving line of credit from $10.0 million to $50.0 million, $10 million of which will be available for letters of credit. The credit agreement matures on December 31, 2021 and has an accordion feature which allows for an increase in the total line of credit up to $100 million, subject to certain conditions, including the availability of additional bank commitments.

Advances under the line of credit bear interest at LIBOR plus 1.0 to 1.5% per year determined in accordance with a pricing grid based on the Company's funded debt to earnings before interest, taxes, depreciation and amortization ratio, as defined in the Credit Agreement (the "Leverage Ratio").

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers, indebtedness, liens, dividends, investments and transactions with affiliates. In addition, the Credit Agreement requires the Company to comply with a maximum Leverage Ratio of no greater than 2.50 to 1.00 based upon a trailing four fiscal quarter period.

The Credit Agreement also includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default.

On the closing date of the Credit Agreement, no borrowings were outstanding and the Company had outstanding letters of credit totaling $3.1 million.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Exhibit Description
10.1	Amended and Restated Credit Agreement dated December 31, 2018 between the Company and JP Morgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2019	Axon Enterprise, Inc.
	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer